SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                   FORM 8-A/A

                                (Amendment No. 2)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             JUSTIN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

 Texas                                            75-0102185
(State of Incorporation or Organization)     (I.R.S. Employer
                                              Identification No.)

2821 West Seventh Street, Fort Worth, Texas              76107
(Address of Principal Executive Offices)               (Zip Code)

If this form relates to the        If this form relates to the
registration of a class of         registration of a class of
securities pursuant to             securities pursuant to
Section 12(b) of the               Section 12(g) of the
Exchange Act and is effective      Exchange Act and is effective
pursuant to General                pursuant to General
Instruction A.(c), please check    Instruction A.(d), please check
the following box. [ ]             the following box. [x]

Securities Act registration statement file number to which this form relates: N/A
          (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class           Name of Each Exchange on Which
     to be so Registered           Each Class is to be Registered

            None                             None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock Purchase Rights
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

      Justin Industries, Inc. (the "Company") and The Bank of New York, as successor Rights Agent, have executed an amendment to Section 7(a) of the Rights Agreement dated as of October 6, 1989, as amended by Amendment No. 1 thereto dated October 4, 1990, between the Company and The Bank of New York (the "Rights Agreement") to extend the Rights Agreement for an additional five years (until October 6, 2004).

     The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by the amendment, which is filed as Exhibit No.
4.3 to this Form 8-A/A. Capitalized terms used without definition herein shall have the meanings assigned to them in the Rights Agreement.

Item 2.  Exhibits.

4.1 Rights Agreement, dated October 6, 1989, between Justin Industries, Inc. and Team Bank, as Rights Agent (incorporated by reference to Registration Statement on Form 8-A dated October 10, 1989) (previously filed).

4.2 First Amendment to Rights Agreement, dated October 4, 1990, between Justin Industries, Inc. and Ameritrust Texas, N.A., as successor Rights Agent to Team Bank (incorporated by reference to Amendment No. 1 on Form 8 to
     Registration Statement on Form 8-A dated October 4, 1990) (previously filed).

4.3 Amendment No. 2 to Rights Agreement, dated as of October 6, 1999 between Justin Industries, Inc. and The Bank of New York, as successor Rights Agent to Ameritrust Texas, N.A. (filed herewith).

                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   JUSTIN INDUSTRIES, INC.


Date:  September 16, 1999          By:/s/ Richard J. Savitz
                                   Name:  Richard J. Savitz
                                   Title: Senior  Vice  President
                                           and Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.    Description
 4.1 Rights Agreement dated October 6, 1989, between Justin Industries, Inc. and Team Bank, as Rights Agent (incorporated by reference to Registration Statement on Form 8-A dated October 10, 1989) (previously filed).

  4.2 First Amendment to Rights Agreement, dated October 4, 1990, between Justin Industries, Inc. and Ameritrust Texas, N.A., as successor Rights Agent to Team Bank (incorporated by reference to Amendment No. 1 on Form 8 to Registration Statement on Form 8-A dated October 4,
          1990) (previously filed).

 4.3 Amendment No. 2 to Rights Agreement, dated as of October 6, 1999, between Justin Industries, Inc. and The Bank of New York as successor Rights Agent to Ameritrust Texas, N.A. (filed herewith).